UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  December 15, 2005

Date of earliest event reported:  December 15, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                                                                  Regulation FD Disclosure.

In connection with its ongoing aircraft restructuring efforts, on December 15, 2005, Northwest Airlines, Inc. (“Northwest”), together with its financial advisor, Seabury Group, submitted revised proposed economic terms under which Northwest would be willing to retain aircraft financed under the outstanding 1996-1 and 1997-1 EETC structures. The proposals for each affected aircraft are posted at Northwest’s restructuring website, www.nwarestructuring.com, categorized according to the relevant EETC issue.  The proposals are not binding upon or enforceable against Northwest and may be rescinded at any time until the execution of definitive documentation by all parties. The proposals are also subject to approval by Northwest’s Board of Directors and by the United States Bankruptcy Court for the Southern District of New York.  At this time, Northwest does not anticipate posting further updates to these proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: December 15, 2005